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                                                                    EXHIBIT 10.5

                          TRANSITION SUPPORT AGREEMENT

     THIS AGREEMENT for the performance of corporate services is executed and made effective as of _____________, 2001, between Equifax Inc., a Georgia corporation ("Equifax"), and Equifax PS, Inc., a Georgia corporation ("PSI").

     WHEREAS, Equifax, through the operation of its Payment Services Group, is engaged in the business of providing payment transaction processing solutions and services to financial institutions and merchants;

     WHEREAS, the Board of Directors of Equifax has determined that it would be advisable and in the best interests of Equifax and its shareholders for Equifax to contribute the businesses, operations, assets and liabilities of its Payment Services Group (collectively, the "Business") to PSI in exchange for PSI common stock and thereafter to distribute all of the outstanding shares of PSI's common stock on a pro rata basis to the holders of Equifax's common stock (the "Distribution") pursuant to a Distribution Agreement, dated as of the date hereof, between Equifax and PSI (the "Distribution Agreement");

     WHEREAS, the parties intend that the transactions described herein will be effective at the Effective Time (as defined in the Distribution Agreement); and

     WHEREAS, the parties hereto deem it to be appropriate and in the best interests of the parties that they provide certain services to each other on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Capitalized terms not defined herein shall have the meanings set forth in the Distribution Agreement.

     2.  Description of Services.

          (a) Equifax shall, subject to the terms and provisions of this Agreement, provide PSI with (i) services, with respect to the Business, as set forth on the Exhibits hereto, including, without limitation, computer system support services, and (ii) such other specific services as PSI may from time to time reasonably request, subject to Equifax's sole discretion and its being in a position to supply such additional services at the time of such request (collectively, the "Equifax Services").

          (b) PSI shall, subject to the terms and provisions of this Agreement, provide Equifax with (i) services as set forth on the Exhibits hereto, including, without limitation, computer system support services, and (ii) such other services as Equifax may from time to time reasonably request, subject to PSI's sole discretion and its being in a position to supply such additional services at the time of the request (collectively, the "PSI Services").

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          (c) Each Exhibit hereto (i) will identify which member(s) of the
Equifax Group or the PSI Group that the parties intend will provide the services and which member(s) of the Equifax Group or the PSI Group that the parties intend will receive the services; (ii) will provide a description of the services; and (iii) may also include applicable warranties, service levels, service credits and any other special terms and conditions with respect to the services described therein.

          (d) Each of Equifax and PSI, as the case may be, shall use commercially reasonable efforts to transition from using the services provided by the other under this Agreement on or prior to the termination of the Initial Term (as defined in Section 9 below). Equifax and PSI agree that they shall use commercially reasonable efforts to assist each other with the development of transition plans to assure a smooth and orderly transition.

     3. Consideration for Services. PSI shall pay Equifax for all the Equifax Services as described on the applicable Exhibits, and Equifax shall pay PSI for all the PSI Services as described on the applicable Exhibits, at the rates specified on each such Exhibit.

     4. Terms of Payment. Within twenty (20) business days after the end of each month during the term of this Agreement, each member of the Equifax Group or the PSI Group providing services hereunder will submit a written invoice to the member of the Equifax Group or the PSI Group (as applicable) receiving such services for fees for the services provided during the immediately preceding month together with an accounting of the charges for the immediately preceding month's services. Within twenty (20) business days after the receipt of such invoices, each member of the Equifax Group or the PSI Group will remit payment of the full amount of such invoices to the member of the Equifax Group or the PSI Group that provided the applicable service(s) in the manner provided in
Section 5 below. Interest shall accrue at the Applicable Rate on any amounts not received by the party providing the service hereunder within twenty (20) business days after receipt by the other of the invoice. The amount of any monthly service fee shall be prorated to correspond with the portion of a given month for which services were actually rendered.

     5. Method of Payment. Unless otherwise stated in the applicable Exhibit or agreed to by the parties, all amounts payable by the parties for the services rendered by the other pursuant to this Agreement shall be remitted in United States dollars in the form of a wire transfer.

     6. No Service Levels or Service Credits. Unless set forth on the applicable Exhibit, there shall be no service levels or service credits with respect to any of the services to be performed hereunder by any member of the Equifax Group or the PSI Group.

     7. WARRANTIES. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT OR ON AN APPLICABLE EXHIBIT, THE SERVICES WILL BE PROVIDED ON AN "AS IS" AND "WITH ALL FAULTS" BASIS AND THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OR GUARANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NONFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

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     8.  Liability; Indemnification; Dispute Resolution.

          (a) In no event shall either Equifax or PSI have any liability, whether based on contract, tort (including, without limitation, negligence or strict liability), warranty or any other legal or equitable grounds, for any punitive, consequential, special, indirect or incidental loss or damage suffered by the other arising from or related to this Agreement, including without limitation, loss of data, profits, interest or revenue, or interruption of business, even if the party providing the services hereunder is advised of the possibility of such losses or damages.

          (b) The limitations set forth in Section 8(a) above shall not apply to liabilities which may arise as the result of willful misconduct of the party providing the services hereunder.

          (c) PSI shall indemnify, defend and hold harmless Equifax and its affiliates and their respective directors, officers, employees and agents (the "Equifax Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all actions or threatened actions) ("Indemnifiable Losses") incurred or suffered by any of the Equifax Indemnitees arising from, related to or associated with (i) Equifax's furnishing or failure to furnish the services provided for in this Agreement, other than liabilities arising out of the willful misconduct of the Equifax Indemnitees and (ii) the willful misconduct of PSI in furnishing or failing to furnish the services to be provided by PSI in this Agreement.

          (d) Equifax shall indemnify, defend and hold harmless PSI and its affiliates and their respective directors, officers, employees and agents (the "PSI Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the PSI Indemnitees arising from, related to or associated with (i) PSI's furnishing or failure to furnish the services provided for in this Agreement, other than liabilities arising out of the willful misconduct of the PSI Indemnitees, and (ii) the willful misconduct of Equifax in furnishing or failing to furnish the services to be provided by Equifax to PSI in this Agreement.

          (e) Any disputes arising under this Agreement shall be resolved in accordance with Section 15.10 of the Distribution Agreement; provided, however, that if all of the providers and recipients of services under a particular Exhibit are residents of the same country (other than the United States), the following terms will apply in place of those described in Sections 15.10(c) and 15.10(d) of the Distribution Agreement, with respect to disputes arising under such Exhibit only: (i) the third arbitrator as described in Section 15.10(c) of the Distribution Agreement shall be a lawyer licensed to practice in such country and (ii) all questions of law shall be governed by the laws of such country.

     9.  Term; Termination.

          (a) The initial term of this Agreement (the "Initial Term") will begin as of the Effective Time and will expire one (1) year from the Effective Time, unless sooner terminated as provided below. At the end of the Initial Term, either party may extend the term of this Agreement in its entirety or with respect to any particular service(s) (an "Additional Term") for one (1) additional six (6) month period by providing written notice of such party's desire to extend the term to the other party at least thirty (30) days before the expiration of the Initial

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Term. At the end of such six (6) month Additional Term, either party may extend the term of this Agreement in its entirety or with respect to any particular service(s) for up to two (2) Additional Terms of three (3) months each by providing written notice of such party's desire to extend the term to the other party at least thirty (30) days before the expiration of the applicable Additional Term.

          (b) Notwithstanding Section 9(a) above, either Equifax or PSI, as the recipient of a particular service, may, at its option, upon no less than sixty
(60) days prior written notice to the other (or such other period as the parties may mutually agree in writing), direct the other to no longer provide such service. In the event of any termination with respect to one or more, but less than all, services to be provided hereunder, this Agreement will continue in full force and effect with respect to any services not terminated.

          (c) Notwithstanding Section 9(a) above, either Equifax or PSI may terminate its obligation to provide a particular category of service to the other party under an applicable Exhibit if the other party materially breaches any of the terms hereof or of such applicable Exhibit if the breach is not cured within thirty (30) days after written notice of breach is delivered to the breaching party.

          (d) Notwithstanding Section 9(a) above, this Agreement may be terminated in its entirety in accordance with any of the following:

               (i) Upon written agreement of the parties;

               (ii) By either PSI or Equifax for material breach by the other of any of the terms hereof if the breach is not cured within thirty (30) calendar days after written notice of breach is delivered to the breaching party;

               (iii) By either PSI or Equifax, upon written notice to the other if the other becomes insolvent or makes an assignment of substantially all of its assets for the benefit of creditors, or is placed in receivership, reorganization, liquidation or bankruptcy;

               (iv) By Equifax, upon written notice to PSI, if, for any reason, the ownership or control of PSI or any of PSI's operations, becomes vested in, or is made subject to the control or direction of, any direct competitor of Equifax or one of its subsidiaries, but such termination shall be applicable only with respect to services provided by Equifax to the portion of PSI's businesses that has been affected by the change in control; or

               (v) By PSI, upon written notice to Equifax, if for any reason, the ownership or control of Equifax or any of Equifax's operations becomes vested in, or is made subject to the control or direction of, any direct competitor of PSI or one of its subsidiaries, but such termination shall be applicable only with respect to services provided by PSI to the portion of Equifax's businesses that has been affected by the change in control.

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          (e) Upon any termination pursuant to Sections 9(b), 9(c) or 9(d)
above, Equifax and PSI shall be compensated for all services performed to the date of termination in accordance with the provisions of this Agreement, and Equifax and PSI, as the case may be, will consider hiring (but shall not be obligated to hire) certain employees of the other identified by the other prior to the termination to the extent that Equifax or PSI, as the case may be, does not contract with third parties to provide the services rendered by Equifax or PSI pursuant to this Agreement.

     10. Access. During the term of this Agreement, each member of the Equifax Group and of the PSI Group will permit employees and agents of the members of the other Group access to its premises if reasonably necessary to receive any of the services provided hereunder. While on the premises of the other Group, the employees and agents of the visiting party shall abide by the rules and regulations of the hosting party. The visiting party shall indemnify, defend and hold the hosting party harmless from and against any and all damages, losses, costs and expenses suffered or incurred by reason of damage to person or property caused by the gross negligence or willful misconduct of its employees or agents while on the premises of the hosting party.

     11. Amendment. This Agreement may be modified or amended only by the agreement of the parties hereto in writing, duly executed by the authorized representatives of each party.

     12. Force Majeure. Any delays in or failure of performance by Equifax or PSI shall not constitute a default hereunder if and to the extent such delay or failure of performance is caused by occurrences beyond the reasonable control of Equifax or PSI, as the case may be, including, but not limited to: acts of God or the public enemy; compliance with any order or request of any governmental authority; acts of war; riots or strikes or other concerted acts of personnel; network failures or failures in communications; the wrongful termination of any Third Party Agreement by such third party; or any other causes beyond the reasonable control of Equifax or PSI, whether or not of the same class or kind as those specifically named above; provided that the affected party must (a) promptly notify the other party in writing and furnish all relevant information concerning the event of force majeure; (b) use reasonable efforts to avoid or remove the cause of its non-performance; and (c) proceed to perform its obligations with dispatch when such cause is removed.

     13. Assignment. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party hereto; provided, however, that either party may assign its rights, but not its obligations under this Agreement in connection with the transfer of all or substantially all of the assets of the business of such party to which this Agreement relates. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee.

     14. Confidentiality. Each party shall, and shall cause each member of its Group to hold, and cause its directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information of or concerning the other

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party or its Group obtained or created pursuant to this Agreement (except to the extent that the Distribution Agreement, this Agreement or any other Ancillary Agreement permits or requires the use or disclosure of such information or to the extent such information can be shown to have been (a) in the public domain through no fault of the persons or entities subject to the restrictions of this
Section 14 (each a "receiving party"), (b) later lawfully acquired after the Effective Time on a non-confidential basis from a third party or (c) independently generated without any reference to any proprietary or confidential information of the other party or its Group), and no receiving party shall (i) use such information, except for the benefit of the other party's Group in connection with the performance of this Agreement, the Distribution Agreement or the Ancillary Agreements or (ii) disclose such information to any other person or entity, except its employees, directors, officers, agents, auditors, attorneys, financial advisors, bankers and other consultants and advisors who need to know such information and who shall be advised of the obligations contained in this Section 14 and be bound by them. Each receiving party shall be deemed to have satisfied its obligation to hold confidential any information concerning or owned by the other party or its Group if it exercises the same care as it takes to preserve confidentiality for its own similar information.
The covenants in this Section 14 shall survive any termination of this Agreement or of any obligation to provide services hereunder pursuant to Section 9 and shall continue indefinitely; provided, however, that the covenants in this
Section 14 shall terminate with respect to any information not constituting a trade secret under applicable law on the third anniversary of the first date on which all obligations to provide services hereunder have terminated.

     15. Conflicts Between this Agreement and an Exhibit. If any provision of an applicable Exhibit conflicts with a provision of this Agreement, the provision of such Exhibit will control; provided, however, that in no event shall the term for the provision of any service under this Agreement or an Exhibit exceed two (2) years from the Effective Time.

     16. Applicability to Group Members. Equifax and PSI shall each cause the members of their respective Groups to (i) comply with this Agreement and the Exhibits hereto and (ii) perform the services described on the Exhibits hereto. From time to time after the date hereof, Equifax and PSI may change which member(s) of their respective Groups provide or receive services hereunder, provided that such changes do not materially change the nature of the services being provided.

     17. Notices. All notices and communications under this Agreement shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, hand delivery or overnight courier, and (b) three (3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the party to whom the same is directed at its address as follows:

          If to Equifax, to:              Equifax Inc.
                                          1550 Peachtree Street, N.W.
                                          Atlanta, Georgia  30309
                                          Attention: Phillip J. Mazzilli
                                                     Chief Financial Officer
                                          Fax: (404) 885-8682


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          with a copy to:                 Equifax Inc.
                                          1550 Peachtree Street
                                          Atlanta, Georgia  30309
                                          Attention: Kent E. Mast
                                                     General Counsel
                                          Fax: (404) 885-8988

          If to PSI, to:                  Equifax PS, Inc.
                                          --------------------------------------
                                          --------------------------------------
                                          Attention:  Bruce S. Richards
                                                      General Counsel
                                          Fax:
                                              ----------------------------------

          with a copy to:                 Equifax PS, Inc.
                                          --------------------------------------
                                          --------------------------------------
                                          Attention: Lee A. Kennedy
                                                     President and Chief
                                                     Executive Officer
                                          Fax:
                                              ----------------------------------

Either party may, by written notice delivered to the other party in accordance with this Section 17, change the address to which delivery of any notice shall thereafter be made.

     18. Entire Agreement. Except as set forth in the Data Purchase Agreement and the Intellectual Property Agreement, each executed as of the date hereof by the parties hereto, this Agreement, including all Exhibits hereto, supersedes all prior negotiations, discussions, agreements and understandings between the parties with respect to the subject matter hereof, and constitutes the entire agreement of the parties hereto with respect to the matters contemplated herein. All Exhibits attached hereto are by this reference made a part of this Agreement and are incorporated herein.

     19. Waiver. The failure of either party at any time or times to enforce or require performance of any provision hereof shall in no way operate as a waiver or affect the right of such party at a later time to enforce the same.

     20. Severability. The provisions of this Agreement are severable and should any provision hereof be void or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void or unenforceable provision were not a part hereof.

     21. Third Party Agreements. Equifax and PSI recognize that certain support services described on the Exhibits hereto are provided by third party contractors under specific third party

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agreements ("Third Party Agreements"). Equifax and PSI further recognize that the Third Party Agreements may have been entered into by either Equifax or PSI and that the other receives support services as a result of the Third Party Agreements. Equifax and PSI shall (i) use their respective commercially reasonable efforts to cause the third party providers to continue to provide the support to the other under the terms of the Third Party Agreements as in effect as of the Effective Time and (ii) if successful in causing third party providers to provide support to the other party, pass through to the other party any service levels to which Equifax or PSI is entitled under such Third Party Agreements. In the event that a Third Party Agreement terminates prior to the expiration of the term for the related services described on the applicable Exhibit hereto, the parties shall use their reasonable commercial efforts to secure an alternative method of making the services available to the recipient of such services, which alternative has terms and results in economic benefits and burdens to the parties which are substantially similar to those that exist as of the date hereof.

     22. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia, without regard to its conflicts of law principles. Notwithstanding the foregoing, if all of the providers and recipients of services under a particular Exhibit are residents of the same country (other than the United States), this Agreement shall be construed in accordance with, and governed by, the laws of such country with respect to such Exhibit only.

     23. Counterparts. This Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              EQUIFAX INC.


                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                    --------------------------------------


                              EQUIFAX PS, INC.


                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
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